Exhibit 3.1


                  COMPOSITE AMENDED AND RESTATED CERTIFICATE OF

                                  INCORPORATION

                                       OF

                          VISHAY INTERTECHNOLOGY, INC.

                              AS OF AUGUST 3, 1995

                                   -----------

            FIRST: The name of the Corporation (hereinafter called the "Corporation") is Vishay Intertechnology, Inc.

            SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

            THIRD: The purpose of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: Section 1. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 81,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

                        (i) 65,000,000 shares of Common Stock, $0.10 par value
            per share (hereinafter the "Common Stock");

                        (ii) 15,000,000 shares of Class B Common Stock, $0.10
            par value per share (hereinafter the "Class B Stock"); and

                        (iii) 1,000,000 shares of Preferred Stock, $1.00 par
            value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the "Preferred Stock").

            Section 2. Powers and Rights of the Common Stock and the Class B Stock.

            A. Voting Rights and Powers.

                  (i) With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation and every holder of Class B Stock shall be entitled to ten votes in person or by proxy for each share of

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      Class B Stock standing in his name on the transfer books of the
      Corporation.

                  (ii) Except as otherwise provided herein and as may be otherwise required by law, the provisions of these Amended and Restated Articles of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, unless authorized by a majority of the votes of the outstanding shares of stock of the Corporation entitled to vote, with each share of Common Stock and each share of Class B Stock having the number of votes per share set forth in clause (i) of this paragraph A.

                  (iii)Following the initial issuance of shares of Class B Stock, the Corporation may not effect the issuance of any additional shares of Class B Stock (except in connection with stock splits and stock dividends) unless and until such issuance is authorized by the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote, and by the holders of a majority of the shares of the outstanding shares of Class B Stock entitled to vote, each class voting separately.

                  (iv) Except as provided in paragraph A(iii) and paragraph D of this Section 2 and as may be otherwise required by law, the holders of Common Stock and Class B Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

            B. Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation as amended from time to time, holders of Common Stock and Class B Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that in the case of dividends or other distributions payable in stock of the Corporation other than the Preferred Stock, including distributions pursuant to stock split-ups, divisions or combinations, which occur after the date shares of Class B Stock are first issued by the Corporation, only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class B Stock shall be distributed with respect to Class B Stock. In no event will shares of either Common Stock or Class B Stock be split, divided or combined unless the other is also split, divided or combined equally.

            C. Other Rights. Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Amended and Restated Certificate of Incorporation, each share of Common Stock and each share of Class B Stock shall have identical powers, preferences and rights, including rights in liquidation.

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            D. Transfer.

                  (i) No person holding shares of Class B Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee." A "Permitted Transferee" shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Stock:

                        (a) In the case of a Class B Holder who is a natural person,

                        (1) The spouse of such Class B Holder, any lineal descendant of a great grandparent of either the Class B Holder or the spouse of the Class B Holder, including adopted children;

                        (2) The trustee of a trust (whether testamentary, intervivos or a voting trust) principally for the benefit of such Class B Holder and/or one or more of his Permitted Transferees described in each subclause of this clause (a);

                        (3) Any organization to which contributions are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code of 1986, as it may from time to time be amended (hereinafter called a "Charitable Organization");

                        (4) A corporation, of which outstanding capital stock entitled to a majority of the 7 votes in the election of directors is owned beneficially solely by, or a partnership, of which a majority of the partnership interests entitled to participate in the management of the partnership is owned beneficially solely by, the Class B Holder and/or one or more of his or her Permitted Transferees determined under this clause
      (a), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall be converted automatically into shares of Common Stock effective upon the date of such change in ownership of such stock or partnership interests, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

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                        (5) The estate of such Class B Holder.

                        (b) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than pursuant to a trust described in clause (f) below), "Permitted Transferee" means (1) any person transferring Class B Stock to such trust and (2) any Permitted Transferee of any such transferor determined pursuant to clause
      (a) above.

                        (c) In the case of a Class B Holder which is a Charitable Organization holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means any Class B Holder.

                        (d) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Stock in question upon its initial issuance by the Corporation, "Permitted Transferee" means (1) a partner of such partnership or shareholder of such corporation at the time of issuance, and (2) any Permitted Transferee (determined pursuant to clause (a) above) of any such partner or shareholder referred to in subclause (1) of this clause (d).

                        (e) In the case of a Class D Holder which is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (d) above) holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means (1) any person transferring such shares of Class B Stock to such corporation or partnership and (2) any Permitted Transferee of any such transferor determined under clause (a) above.

                        (f) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust which was irrevocable at the time of issuance of the Class B Stock, "Permitted Transferee" means (1) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (2) any Permitted Transferee of any such person determined pursuant to clause (a) above.

                        (g) In the case of a Class B Holder which is the estate of a deceased Class B Holder or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (a), (b), (c), (d), (e) or (f) above, as the case may be.

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                        (h) Any Class B Holder may transfer all or any part of
      such holder's Class B Stock to any Class B Holder which, at the time of such transfer, owns not less than 50,000 shares of Class B Stock (as adjusted for stock splits and stock dividends); provided, however, that such proposed transfer shall be authorized by the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote, and by the holders of a majority of the outstanding shares of Class B Stock entitled to vote, each Class voting separately.

                  (ii) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall remain subject to the provisions of this Paragraph D. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may (a) be transferred only to a Permitted Transferee of the pledgor or (b) converted into shares of Common Stock and transferred to the pledgee, as the pledgee may elect.

                  (iii) For purposes of this Paragraph D:

                        (a) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                        (b) Each joint owner of shares of Class B Stock shall be considered a "Class B Holder" of such shares.

                        (c) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

                        (d) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                        (e) Each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

                  (iv) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the registration of shares of Class B Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

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                  (v) If at any time the number of outstanding shares of Class B
      Stock as reflected on the stock transfer books of the Corporation falls below 300,000 shares, or such higher number as results from adjustments for stock splits or stock dividends, the outstanding shares of Class B Stock shall automatically be deemed converted into shares of Common Stock and certificates formerly representing outstanding shares of Class B Stock shall thereupon and thereafter represent the like number of shares of Common Stock.

                  (vi) Shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" names. Notwithstanding the foregoing, trusts may transfer shares into nominee name. The Corporation shall note on the certificates for shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this Paragraph D.

                  (vii) The term "beneficial ownership" and derivations thereof shall have the same meaning given thereto under the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

            E. Conversion Rights.

                  (i) Subject to the terms and conditions of this Paragraph E, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Common Stock, and at such other place or places, if any, as the Board of Directors may designate, into one (1) fully-paid and nonassessable share of Common Stock. In order to convert Class B Stock into Common Stock, the holder thereof shall (a) surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and (b) give written notice to the Corporation that such holder elects to convert said Class B Stock, which notice shall state the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. The Corporation will issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as soon as practicable after such deposit of a certificate or certificates of Class B Stock, accompanied by the requisite written notice. Such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

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                  (ii) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

                  (iii) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares.

            Section 3. Preferred Stock.

            A. The Preferred Stock may be issued in one or more series and may be with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be fixed by the Board of Directors pursuant to authority hereby expressly granted to it, and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by these provisions.

            B. Any Preferred Stock or series thereof may be made subject to redemption at such time or times and at such price or prices as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

            C. The holders of Preferred Stock or of any series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, or cumulative or noncumulative as shall be so stated and expressed.

            D. The holders of Preferred Stock or of any class or of any series thereof, shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

            E. Subject to Section 2A(iii) of this Article Four, any Preferred Stock of any class or of any series thereof may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or of any other class or classes of stock of the Corporation, or shares of any class or series of stock of any other Corporation, at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed or provided for the issue of such stock adopted by the Board of Directors as hereinabove provided.

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            Section 4. Issuance of Common Stock, Class B Stock and Preferred
Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock, the Preferred Stock and, subject to Section 2A(iii) of this Article Four, the Class B Stock, herein authorized in accordance with the terms and conditions set forth in this Amended and Restated Certificate or Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the shareholders, except as otherwise required by law. Except for the payment of one stock dividend to holders of Common Stock within 120 days of the effective date of this amendment (which 120-day period may be extended by the Board of Directors), at any time shares of Class B Stock are outstanding, the Board of Directors may not issue shares of Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up, division or combination of the shares of Common Stock except where such shares are issuable both (i) only to the holders of the then outstanding shares of Common Stock and (ii) only in conjunction with and in the same ratio as a stock dividend or split-up, division or combination of the shares of Class B Stock.

            FIFTH: The Corporation is to have perpetual existence.

            SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, or any class thereof, as the case may be, it is further provided:

                  1. The power to make, alter, or repeal the By-Laws of the Corporation, and to adopt any new By-Laws, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors, provided that the Board of Directors may delegate such power, in whole or in part, to the stockholders.

                  2. Whenever the Corporation shall be authorized to issue more than one class of stock, one or more of which is denied voting power, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of section 242 of the General Corporation Law and of sections 251 and 252 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  3. In lieu of taking any permissive or requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less than all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken; provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of the Certificate of Incorporation or the By-Laws as permitted by the provisions of the General Corporation Law; and, provided, that prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

                  4. No election of directors need be by written ballot.

            EIGHTH: No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because his or their votes are counted for such purpose, if:

            (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or,

            (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or,

            (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

            Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

            NINTH: Every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Corporation or of any other company, including another corporation, partnership, joint venture, trust or other enterprise which such person serves or served as such at the request of the Corporation shall be indemnified by the Corporation against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto, which is brought or threatened either by or in the right of the Corporation or such other company (herein called a "derivative action") or by any other person, governmental authority or instrumentality (herein called a "third-party action") and in which such person is made a party or is otherwise involved by reason of his being or having been such director, officer, employee or agent or by reason of any action or omission, or alleged action or omission by such person in his capacity as such director, officer, employee or agent if either (a) such person is wholly successful, on the merits or otherwise, in defending such derivative or third-party action or (b) in the judgment of a court of competent jurisdiction or, in the absence of such a determination, in the judgment of a majority of a quorum of the Board of Directors of the Corporation (which quorum shall not include any director who is a party to or is otherwise involved in such action) or, in the absence of such a disinterested quorum, in the opinion of independent legal counsel (i) in the case of a derivative action, such person acted in good faith in what he reasonably believed to be the best interest of the Corporation and was not adjudged liable to the Corporation or such other company or (ii) in the case of a third-party action, such person acted in good faith in what he reasonably believed to be the best interest of the Corporation or such other company, and, in addition, in any criminal action, had no reasonable cause to believe that his action was unlawful; provided that, in the case of a derivative action, such indemnification shall not be made in respect of any payment to the Corporation or such other company or any stockholder thereof in satisfaction of judgment or in settlement unless either (x) a court of competent jurisdiction has approved such settlement, if any, and the reimbursement of such payment or (y) if the court in which such action has been instituted lacks jurisdiction to grant such approval or such action is settled before the institution of judicial proceedings, in the opinion of independent legal counsel the applicable standard of conduct specified in the preceding sentence has been met, such action was without substantial merit, such settlement was in the best interests of the corporation or such other company and the reimbursement of such payment is permissible under applicable law. In case such person is successful, on the merits or otherwise, in defending part of such action or, in the judgment of such a court or such quorum of the Board of Directors or in the opinion of such counsel, has met the applicable standard of conduct specified in the preceding sentence with respect to part of such action, he shall be indemnified by the Corporation against the judgments, settlements, payments, fines, penalties and other costs and expenses attributable to such part of such action.

            The directors may authorize the advancement of such amounts necessary to cover the reasonable costs and expenses incurred by any director, officer or employee in connection with the action, suit, proceeding, investigation or claim prior to final disposition thereof to the extent permitted under Delaware law.

            The foregoing rights of indemnification and advancement of expenses shall be in addition to any rights to which any such director, officer, employee, or agent may otherwise be entitled under the Certificate of Incorporation, any agreement or vote of stockholders or at law or in equity or otherwise.

            No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article shall not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. This Article shall not eliminate or limit the liability of such director for any act or omission occurring prior to the date when this Article becomes effective.

            TENTH: The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article NINTH.

            ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.


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                            CERTIFICATE OF AMENDMENT
                                       OF
                         COMPOSITE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          VISHAY INTERTECHNOLOGY, INC.


                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
               SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Vishay Intertechnology, Inc.

      2. The Composite Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article Fourth thereof and by substituting in lieu of said paragraph of said Article the following new paragraph:

         "FOURTH: SECTION 1. CLASSES AND NUMBER OF SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 91,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

               (i) 75,000,000 shares of Common Stock, $0.10 par value per share (hereinafter the "Common Stock");

               (ii) 15,000,000 shares of Class B Common Stock, $0.10 par value per share (hereinafter the "Class B Stock"); and

               (iii) 1,000,000 shares of Preferred Stock, $1.00 par value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the "Preferred Stock")."

      3. The amendment of the Composite Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on May 22, 1997.

                                    /s/ Richard N. Grubb
                                    --------------------------------
                                    Name:  Richard N. Grubb
                                    Title: Executive Vice President,
                                           Treasurer and Chief Financial
                                           Officer
Attest:

/s/ William J. Spires
-------------------------------
Name:  William J. Spires
Title: Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          VISHAY INTERTECHNOLOGY, INC.


                  Adopted in accordance with the provisions of
               Section 242 of the Delaware General Corporation Law

      It is hereby certified that:

      1. The name of the corporation is Vishay Intertechnology, Inc. (hereinafter, the "Corporation").

      2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article Fourth thereof and substituting in lieu of said paragraph of said Article the following new paragraph:

            "FOURTH: Section 1. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 341,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

            (i) 300,000,000 shares of Common Stock, $0.10 par value per share (hereinafter the "Common Stock");

            (ii) 40,000,000 shares of Class B Common Stock, $0.10 par value per share (hereinafter the "Class B Stock"); and

            (iii) 1,000,000 shares of Preferred Stock, $1.00 par value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the "Preferred Stock")."

      3. The Amendment of the Amended and Restated Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with
Section 242 of the Delaware General Corporation Law.

Signed and attested to on November 2, 2001


                                   /s/ Richard N. Grubb
                                   --------------------------------------
                                   Name:  Richard N. Grubb
                                   Title: Executive Vice President,
                                          Treasurer and Chief Financial Officer

Attest:


 /s/ William J. Spires
-------------------------------------
Name:   William J. Spires
Title:  Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          VISHAY INTERTECHNOLOGY, INC.


                  Adopted in accordance with the provisions of
               Section 242 of the Delaware General Corporation Law

      It is hereby certified that:

      1. The name of the corporation is Vishay Intertechnology, Inc. (hereinafter, the "Corporation").

      2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding to Article VII the following new section:

            "5. Directors shall be elected annually, and except as set forth in this paragraph in connection with the initial classification of directors, shall serve for terms of three years. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class ("Class I") to expire at the 2004 annual meeting of stockholders, the term of office of the second class ("Class II") to expire at the 2005 annual meeting and the term of office of the third class ("Class III") to expire at the 2006 annual meeting. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three-year term of office and until the election and qualification of their respective successors in office."

         3. The Amendment of the Amended and Restated Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

Signed and attested to on July 29, 2003

-------------------------------
Name:   Richard N. Grubb
Title:  Executive Vice President, Treasurer and Chief Financial Officer

Attest:

-------------------------------
Name:  William Clancy
Title: Assistant Secretary